EXHIBIT 16.2

December 8, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Zaxis International Inc.

Commission File No. 0-15476

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Zaxis International Inc. dated December 8, 2004, and agree with the statements made under the caption "(a)(1) Previous Independent Accountant" concerning our firm, except that we have no basis to agree or disagree with the statements of the Registrant contained in paragraph (a)(1)(iii).

Very truly yours,

/s/ GRANT THORNTON LLP